UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2015, Stoneridge, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Credit Agreement (the “Agreement”) by and among the Company and certain of its subsidiaries as Borrowers, PNC Bank, National Association, as Administrative Agent and PNC Bank, National Association, JPMorgan Chase Bank, N.A., Compass Bank, Citizens Bank, National Association, The Huntington National Bank, U.S. Bank National Association, BMO Harris Bank, N.A., First Niagara Bank, N.A. and First Commonwealth Bank as Lenders.  The Amendment modifies the definition of Consolidated EBITDA within the Agreement to allow for the add back of cash premiums and other non-cash charges related to the amendment and restatement of the Agreement and the early extinguishment of the Company’s 9.5% Senior Secured Notes totaling $10.6 million both of which occurred in second half of 2014. Consolidated EBITDA is used in computing the Company’s leverage ratio and interest coverage ratio which are covenants within the Agreement.

The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: March 31, 2015	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement.